Exhibit 10.1

Certain exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.

[***] = Pursuant to Item 601(b)(10) of Regulation S-K, certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type of information that the registrant treats as private or confidential.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of October 27, 2022 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender, OXFORD FINANCE CREDIT FUND II LP, by its manager Oxford Finance Advisors, LLC with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314, and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), ALX ONCOLOGY INC., a Delaware corporation with offices located at 323 Allerton Avenue, South San Francisco, CA 94080, ALEXO THERAPEUTICS INTERNATIONAL, an exempted company incorporated with limited liability under the laws of the Cayman Islands with offices located at Conyers Trust Company (Cayman) Limited, Six, 2nd Floor, Cricket Square, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and SIRPANT THERAPEUTICS, an exempted company incorporated with limited liability under the laws of the Cayman Islands with offices located at Conyers Trust Company (Cayman) Limited, Six, 2nd Floor, Cricket Square, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (individually and collectively, jointly and severally, “Borrower”), and ALX ONCOLOGY HOLDINGS INC., a Delaware corporation with offices located at 323 Allerton Avenue, South San Francisco, CA 94080 (together with each other Person party hereto as a Guarantor, individually and collectively, jointly and severally, “Guarantor”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1.
ACCOUNTING AND OTHER TERMS

1.1 Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations shall be made in accordance with GAAP (except with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided, however, that if at any time any change in GAAP would affect the computation of any covenant or requirement set forth in any Loan Document, and either Borrower or any Lender shall so request, Borrower and the Lenders shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or requirement made before and after giving effect to such change in GAAP; provided, further, that (x) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update No. 2016-02, Leases (Topic 842) (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants (other than the preparation and delivery of financial statements in accordance with GAAP) for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.
LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a)
Availability.
(i)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000.00) to be disbursed in an amount equal to Ten Million Dollars ($10,000,000.00) on the Effective Date according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto, with the remaining amount available to be disbursed during the Term A Draw Period, in up to four (4) additional single advances according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans on the Effective Date and thereafter are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). Each disbursement of Term A Loans after the Effective Date shall be in an aggregate principal amount of at least Ten Million Dollars ($10,000,000.00) and, unless the entire remaining amount of the Term A Loan Commitment will be disbursed at such disbursement, in a denomination that is a whole number multiple of Ten Million Dollars ($10,000,000.00). After repayment, no Term A Loan may be re‑borrowed. If the Term A Draw Period terminates on December 31, 2023 pursuant to clause (i) of the definition of “Term A Draw Period”, one half of any remaining amount of the Term A Loan Commitment on December 31, 2023 shall be added to the Term B Loan Commitment (such additional amount, the “Additional Term B Loan Commitment Amount”) effective as of January 1, 2024 and one half of any remaining amount of the Term A Loan Commitment on December 31, 2023 shall be added to the Term C Loan Commitment (such additional amount, the “Additional Term C Loan Commitment Amount”) effective as of January 1, 2024.
(ii)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Draw Period, to make term loans to Borrower in an aggregate principal amount equal to Twelve Million and Five Hundred Thousand Dollars ($12,500,000.00), as increased by the Additional Term B Loan Commitment Amount, and disbursed in a single advance according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re‑borrowed.
(iii)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term C Draw Period, to make term loans to Borrower in an aggregate principal amount equal to Twelve Million and Five Hundred Thousand Dollars ($12,500,000.00), as increased by the Additional Term C Loan Commitment Amount, and disbursed in a single advance according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”). After repayment, no Term C Loan may be re‑borrowed.
(iv)
Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion upon Borrower’s written request, agree to make term loans to Borrower in an aggregate principal amount equal to Twenty-Five Million Dollars ($25,000,000.00) disbursed in a single advance and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (and Borrower acknowledges that at all times prior to such Funding Date such amount is uncommitted) (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”; each Term A Loan, Term B Loan, Term C Loan and Term D Loan is hereinafter referred to singly as a “Term Loan”, and the Term A Loans, the Term B Loans, the Term C Loans and the Term D Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term D Loan may be re-borrowed.
(b)
Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the first full calendar month to occur after the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the last calendar day of the month in which such Funding Date occurs. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the principal amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (y) twenty-three (23) months if the Amortization Date is December 1, 2025 and (z) eleven (11) months if the Amortization Date is December 1, 2026. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(c)
Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loans.
(d)
Permitted Prepayment of Term Loans.
(i)
Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment (which notice may be conditioned upon the consummation of a financing or other events and may be revoked by Borrower in writing if such condition has not or will not occur on the proposed prepayment date), and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.
(ii)
Notwithstanding anything herein to the contrary, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment (which notice may be conditioned upon the consummation of a financing or other events and may be revoked by Borrower in writing if such condition has not or will not occur on the proposed prepayment date), (ii) prepays such part of the Term Loans in a denomination that is a whole number multiple of Ten Million Dollars ($10,000,000.00), and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid, and (E) without duplication, any fee that would have otherwise been due pursuant to Section 2.2(d)(i). For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

2.3 Payment of Interest on the Credit Extensions.

(a)
Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan and reset monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.
(b)
Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.
(c)
360‑Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.
(d)
Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Credit Party or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Credit Party owes Collateral Agent or the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set‑off.
(e)
Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4 Secured Promissory Notes. The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note with a customary indemnification with respect to such lost, stolen, destroyed or mutilated Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5 Fees. Borrower shall pay to Collateral Agent:

(a)
Facility Fee. A non‑refundable facility fee (the “Facility Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages, due and payable as follows: (i) Fifty Thousand Dollars ($50,000.00) shall be fully earned due and payable on the Effective Date, and (ii) with respect to any Term Loan made by the Lenders after the Effective Date, an amount equal to the product of (A) one half of one percent (0.50%) and (B) the original principal amount of such Term Loan, which shall be fully earned and due and payable on the Funding Date of each such Term Loan;
(b)
Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)
Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;
(d)
Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; and
(e)
Good Faith Deposit. Borrower has paid to Collateral Agent a deposit of Fifty Thousand Dollars ($50,000.00) (the “Good Faith Deposit”) to initiate Collateral Agent’s and Lenders’ due diligence review and documentation process. The Good Faith Deposit will be used to pay Lenders’ Expenses due on the Effective Date; provided, however, Borrower shall be responsible for the entire amount of Lenders’ Expenses payable under Section 2.5(d) hereof.

2.6 Withholding. Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower shall be permitted to make such withholding and deduction and hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. The amount by which a payment is required to be increased pursuant to the prior sentence is referred to hereafter as the “Withholding Tax Indemnity Amount.” Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been set aside on its books in accordance with GAAP. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement. On the date of this Agreement, each Lender shall deliver, and upon a Lender Transfer, the applicable successor or assign shall deliver, to Borrower, a complete and properly executed IRS Form W-9 or Form W-8, as applicable, or any similar or successor certificate designated by the IRS certifying a full exemption from U.S. withholding tax (a “Tax Certificate”). Notwithstanding anything to the contrary in this Section 2.6, so long as no Event of Default has occurred and is continuing, if a Lender fails to deliver a Tax Certificate, Borrower shall not be required to pay the Withholding Tax Indemnity Amount, if any, unless and until such Lender delivers the Tax Certificate.

3.
CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)
original Loan Documents, each duly executed by Credit Party;
(b)
duly executed original Control Agreements or other appropriate instruments under applicable law with respect to any Collateral Accounts maintained by Credit Party;
(c)
duly executed original Secured Promissory Notes in favor of each Lender according to its Term A Loan Commitment Percentage in respect of the Term A Loans made by such Lender on the Effective Date;
(d)
(i) in the case of the Irish Share Charge, the original share certificate(s) in respect of the Shares held by the Parent in ALX Ireland, together with (A) stock transfer forms signed in blank by the Parent in respect of those Shares, (B) a proxy form and a dividend mandate form in respect of those Shares as provided for in the Irish Share Charge, and (C) undated letters of resignation for each of the directors and the secretary of ALX Ireland and the authorization to complete the same in the manner provided for in the Irish Share Charge, and (ii) in the case of the other Shares, the certificate(s) (if any) for the Shares, together with the Share Transfer Forms or Assignment(s) Separate from Certificate, duly executed in blank;
(e)
all deliverables required under the Cayman Loan Documents;
(f)
all deliverables required under the Irish Loan Documents;
(g)
the Operating Documents and good standing certificates of Parent and its Subsidiaries certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization or formation and each jurisdiction in which such Person is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(h)
a completed Perfection Certificate for Parent and each of its Subsidiaries;
(i)
the Annual Projections, for the current calendar year;
(j)
duly executed original officer’s certificate for Credit Party, in a form acceptable to Collateral Agent and the Lenders;
(k)
certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(l)
a landlord’s consent executed in favor of Collateral Agent in respect of (i) the chief executive office for Credit Party and (ii) all other leased locations of Credit Party where Credit Party maintains Collateral having book value in excess of Five Hundred Thousand Dollars ($500,000.00);
(m)
a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Credit Party maintains Collateral having a book value in excess of Five Hundred Thousand Dollars ($500,000.00);
(n)
a duly executed legal opinion of U.S. counsel to Parent and its Subsidiaries dated the Effective Date with respect to customary U.S. law matters;
(o)
a duly executed legal opinion of Irish counsel to Parent and its Subsidiaries dated the Effective Date with respect to customary Irish law matters;
(p)
a duly executed legal opinion of Cayman counsel to Parent and its Subsidiaries dated the Effective Date with respect to customary Cayman law matters;
(q)
evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;
(r)
evidence that the Liens registered against ALX Ireland in favor of Silicon Valley Bank in Ireland have been released;
(s)
payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)
receipt by (i) the Lenders of an executed Disbursement Letter in the form of Exhibit B‑1 attached hereto; and (ii) SVB of an executed Loan Payment/Advance Request Form in the form of Exhibit B‑2 attached hereto;
(b)
the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter (and the Loan Payment/Advance Request Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(c)
in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by any Credit Party and its Subsidiaries from the Annual Projections presented to and accepted by Collateral Agent and each Lender;
(d)
to the extent not delivered at the Effective Date and requested by a Lender, duly executed original Secured Promissory Notes, in number, form and content acceptable to such Lender, and in favor of such Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date;
(e)
payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof; and
(f)
if the outstanding principal amount of the Term Loans will be equal to or greater than Seventy-Five Million Dollars ($75,000,000.00) immediately after such Credit Extension, each Credit Party shall have executed and delivered (i) an amendment to this Agreement and any necessary amendments to the other Loan Documents to include the Intellectual Property in the Collateral and such other changes related thereto and (ii) intellectual property security agreements and other Loan Documents related thereto, in form and substance reasonably acceptable to Collateral Agent and Lenders in the case of all such documents required by this Section 3.2(f).

3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time ten (10) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter (and the Loan Payment/Advance Request Form, with respect to SVB) executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

4.
CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Credit Party hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges or charges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Credit Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral; provided that the Collateral may be subject to Permitted Liens. If Credit Party shall acquire a commercial tort claim (as defined in the Code) that exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), Credit Party, shall promptly notify Collateral Agent in a writing signed by Credit Party, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

Credit Party acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Credit Party agrees that any amounts Credit Party owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Credit Party and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein; provided that the Collateral may be subject to Permitted Liens.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Credit Party, release its Liens in the Collateral and all rights therein shall revert to Credit Party. In the event (x) all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Credit Party providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Credit Party shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Authorization to File Financing Statements. Credit Party hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Credit Party, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Credit Party, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code. Each Credit Party incorporated in the Cayman Islands shall update its register of mortgages and charges to reflect the security interests granted under the Loan Documents in accordance with the Companies Act (as revised) of the Cayman Islands and their register of members to include a notation with respect to the security interests granted, as required.

4.3 Pledge of Collateral. Credit Party hereby pledges, charges, collaterally assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) Business Days (or such longer period as may be agreed to by Collateral Agent in its sole discretion) of the certification of any Shares, the certificate or certificates for the Shares (if any) will be delivered to Collateral Agent, accompanied by an instrument of assignment or transfer duly executed in blank by Credit Party. To the extent required by the terms and conditions governing the Shares, Credit Party shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge or charge of the Shares. Each Credit Party incorporated in the Cayman Islands shall also provide all deliverables required under the Cayman Loan Documents. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Credit Party will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Credit Party shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5.
REPRESENTATIONS AND WARRANTIES

Credit Party represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Credit Party and each of its Subsidiaries is duly existing and in good standing (to the extent such concept is applicable) as a Registered Organization in its jurisdiction of organization, incorporation or formation and Credit Party and each of its Subsidiaries is qualified and licensed to do business and is in good standing (to the extent such concept is applicable) in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Credit Party and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Credit Party or such Subsidiary (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Credit Party represents and warrants that (a) Credit Party and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Credit Party and each of its Subsidiaries is an organization of the type and is organized or incorporated in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Credit Party’s and its Subsidiaries’ organizational or incorporation identification number or accurately states that Credit Party or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Credit Party’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Credit Party’s and each of its Subsidiaries’ registered office (where applicable) and mailing address (if different than its chief executive office); (e) except as disclosed in any Perfection Certificate delivered on the Effective Date, Credit Party and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization or incorporation, organizational type, or any organizational or incorporation number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Credit Party and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Credit Party and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent. If Credit Party or any of its Subsidiaries is not now a Registered Organization but later becomes one, Credit Party shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational or incorporation identification number within five (5) Business Days of receiving such organizational or incorporation identification number.

The execution, delivery and performance by Credit Party of the Loan Documents to which it is a party have been duly authorized by such Credit Party, and do not (i) conflict with any of Credit Party or such Subsidiaries’ Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Credit Party or such Subsidiary, or any of their property or assets may be bound, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b)), or (v) constitute an event of default under any material agreement by which Credit Party or any of such Subsidiaries, or their respective properties, is bound. Neither Credit Party nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a)
Credit Party has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Credit Party nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect of which Credit Party has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein, in each case, to the extent required by Section 6.6. The Accounts are bona fide, existing obligations of the Account Debtors.
(b)
On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral (other than (1) inventory in transit, (2) laptops and mobile phones in the possession of employees in the ordinary course of business and (3) inventory maintained with clinical research providers in the ordinary course of business) is not in the possession of any third party bailee (such as a warehouse), and (ii) no such third party bailee possesses components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00). None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.11.
(c)
All Inventory is in all material respects of good and marketable quality, free from material defects.
(d)
Credit Party and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates, neither Credit Party nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Credit Party or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Credit Party or its Subsidiaries from granting a security interest in Credit Party’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Credit Party shall provide written notice to Collateral Agent and each Lender within ten (10) days of Credit Party or any of its Subsidiaries entering into or becoming bound by any material license or agreement with respect to which Credit Party or any Subsidiary is the licensee (other than over‑the‑counter software that is commercially available to the public).

5.3 Litigation. Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Credit Party or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Credit Party and its Subsidiaries, delivered to Collateral Agent fairly present in all material respects, in conformity with GAAP, the consolidated financial condition of Credit Party and its Subsidiaries as of the respective dates thereof, and the consolidated results of operations of Credit Party and its Subsidiaries for the periods covered thereby. There has not been any material deterioration in the consolidated financial condition of Credit Party and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5 Solvency. Credit Party is Solvent, and Credit Party and its Subsidiaries, taken as a whole, are solvent.

5.6 Regulatory Compliance. Neither Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Credit Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Credit Party and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Credit Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Credit Party nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Credit Party’s nor any of its Subsidiaries’

properties or assets has been used by Credit Party or such Subsidiary or, to Credit Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Credit Party and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all material declarations or filings with, and given all material notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Credit Party, any of its Subsidiaries, or any of Credit Party’s or its Subsidiaries’ controlled Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person. None of Credit Party or any of its Subsidiaries, or to the knowledge of Credit Party and any of their controlled Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

5.7 Investments. Neither Credit Party nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Credit Party and each of its Subsidiaries has timely filed (or timely filed extensions to file) all required tax returns and reports, and Credit Party and each of its Subsidiaries, has timely paid all foreign, federal, material state, and material local taxes, assessments, deposits and contributions owed by Credit Party and such Subsidiaries, in all jurisdictions in which Credit Party or any such Subsidiary is subject to taxes, including the United States, unless (a) such taxes, assessments, deposits or contributions are being contested in accordance with the following sentence or (b) in the case of material state and material local taxes, assessments, deposits and contributions owed do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000.00). Credit Party and each of its Subsidiaries, may defer payment of any contested taxes, assessments, deposits or contributions, provided that Credit Party or such Subsidiary, (a) in good faith contests its obligation to pay the taxes, assessments, deposits or contributions by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes, assessments, deposits or contributions from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Neither Credit Party nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Credit Party’s or such Subsidiaries’ prior tax years which could result in additional taxes, assessments, deposits or contributions in excess of One Hundred Thousand Dollars ($100,000.00) becoming due and payable by Credit Party or its Subsidiaries. Credit Party and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Credit Party nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Credit Party or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority, in excess of One Hundred Thousand Dollars ($100,000.00).

5.9 Use of Proceeds. Credit Party shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Shares. Credit Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Credit Party from pledging or charging the Shares pursuant to this Agreement, the Cayman Loan Documents and the Irish Loan Documents, as applicable. To Credit Party’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and (to the extent applicable) are fully paid and non‑assessable. To Credit Party’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Credit Party knows of no reasonable grounds for the institution of any such proceedings.

5.11 Full Disclosure. No written representation, warranty or other statement of Credit Party or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Credit Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 “Know Your Customer” Information. All materials and information provided to Collateral Agent and Lenders in connection with applicable “know your customer” and Anti-Terrorism Legislation are true and correct.

5.13 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Credit Party’s knowledge or awareness, to the “best of” Credit Party’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.
AFFIRMATIVE COVENANTS

Credit Party shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a)
Except as permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization or incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Credit Party or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.
(b)
Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Credit Party and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral. Credit Party shall promptly notify Collateral Agent of any material Governmental Approvals obtained by Credit Party or any of its Subsidiaries and, upon Collateral Agent’s request, provide copies of such Governmental Approvals to Collateral Agent.

6.2 Financial Statements, Reports, Certificates.

(a)
Deliver to each Lender:
(i)
as soon as available, but no later than forty-five (45) days after the last day of the first three fiscal quarters of each fiscal year of Parent, a company prepared consolidated (and, if prepared, consolidating) balance sheet, income statement and cash flow statement covering the consolidated operations of Parent and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;
(ii)
as soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year or within five (5) days of filing with the Securities and Exchange Commission, audited consolidated financial statements of Parent and its Subsidiaries prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from KPMG LLP or another independent certified public accounting firm of similar stature or otherwise acceptable to Collateral Agent in its reasonable discretion;
(iii)
as soon as available after approval thereof by Parent’s Board of Directors, but no later than thirty (30) days after the last day of each of Parent’s fiscal years, Parent’s annual financial projections for the entire current fiscal year as approved by Parent’s Board of Directors, which such annual financial projections shall be set forth in a month‑by‑month format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Parent’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);
(iv)
within five (5) days of delivery, copies of all statements, reports and notices made generally available to Parent’s security holders or holders of Subordinated Debt;
(v)
within five (5) days of filing, all reports on Form 10‑K, 10‑Q and 8‑K filed with the Securities and Exchange Commission,
(vi)
prompt notice (y) in the event that Parent is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, any material change to the capitalization table of Parent, and (z) to the Operating Documents of Parent or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto;
(vii)
prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;
(viii)
as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by Credit Party or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Parent or directly from the applicable institution(s), together with a summary of cash and Cash Equivalents of such Credit Party or Subsidiary; and
(ix)
other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent posts such documents, or provides a link thereto, on Parent’s website on the internet at Parent’s website address.

(b)
Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) and (ii) above, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.
(c)
Keep proper books of record and account sufficient to prepare financial statements in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Credit Party shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Credit Party, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.
(d)
Deliver to Collateral Agent and Alexandria Real Estate, as soon as available, but no later than (i) thirty (30) days after the end of each fiscal quarter and (ii) thirty (30) days after the last day of the month in which Borrower has delivered in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) worth of new Collateral to the property located at [***], an updated, fully-comprehensive Exhibit A to the landlord lien waiver among Alexandria Real Estate, ALX Oncology Inc. and Collateral Agent.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Credit Party, or any of its Subsidiaries, and their respective Account Debtors shall follow Credit Party’s, or such Subsidiary’s, customary practices. Credit Party must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00) individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, material state, and material local taxes, assessments, deposits and contributions owed by Credit Party or its Subsidiaries, except for deferred payment of any taxes, assessments, deposits and contributions contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans; provided that, as used herein, “material state, and material local taxes, assessments, deposits and contributions” mean those, individually or in the aggregate, equal to or that exceed One Hundred Thousand Dollars ($100,000.00).

6.5 Insurance. Keep Credit Party’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Credit Party’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request, it being acknowledged that Borrower’s insurance in effect as of the Effective Date is acceptable to Collateral Agent. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. At Collateral Agent’s request, Credit Party shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Credit Party shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000.00) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest (provided that the Collateral may be subject to Permitted Liens), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Credit Party or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Credit Party’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Operating Accounts.

(a)
Maintain all of Credit Party’s and its Subsidiaries’ Collateral Accounts with Bank or its Affiliates; provided, however, that all Collateral Accounts of Credit Party shall be maintained in accounts which are subject to a Control Agreement in favor of Collateral Agent. Credit Party shall also conduct all of its primary banking with Bank and Bank’s Affiliates, including, without limitation, cash management, letters of credit and business credit cards.
(b)
Credit Party shall provide Collateral Agent five (5) days’ prior written notice before Credit Party or any of its Subsidiaries establishes any Collateral Account. In addition, for each Collateral Account that Credit Party, at any time maintains, Credit Party shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument under applicable law with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder and provide Collateral Agent with the ability to assert control with respect thereto prior to the establishment of such Collateral Account, which Control Agreement or other appropriate instrument under applicable law may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to Collateral Accounts exclusively used for (i) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Credit Party’s, or any of its Subsidiaries’, employees and (ii) cash collateral accounts subject to Liens permitted by clause (o) of the definition of Permitted Liens (collectively, the “Excluded Accounts”), in each case with respect to clauses (i) and (ii), identified to Collateral Agent by Credit Party as such in the Perfection Certificates delivered from time pursuant to this Agreement.
(c)
Neither Credit Party nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

6.7 Protection of Intellectual Property Rights. Credit Party and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Credit Party’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Credit Party’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Credit Party and each of Credit Party’s officers, employees and agents and Credit Party’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Credit Party.

6.9 Notices of Litigation and Default. Credit Party will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Credit Party or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Credit Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more or which could reasonably be expected to have a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Credit Party becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Credit Party shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10 Intentionally Omitted.

6.11 Landlord Waivers; Bailee Waivers. In the event that Credit Party, after the Effective Date, adds any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral (other than (1) inventory in transit, (2) laptops and mobile phones in the possession of employees in the ordinary course of business and (3) inventory maintained with clinical research providers in the ordinary course of business) with, or deliver any portion of the Collateral (other than (1) inventory in transit, (2) laptops and mobile phones in the possession of employees in the ordinary course of business and (3) inventory maintained with clinical research providers in the ordinary course of business) to, a bailee (regardless of whether such office, business location, or warehouse is a new or existing office, business location or warehouse), in each case pursuant to Section 7.2, then Credit Party will promptly notify Collateral Agent in writing and, in the event that the new location is the chief executive office of the Credit Party or the Collateral (other than (1) inventory in transit, (2) laptops and mobile phones in the possession of employees in the ordinary course of business and (3) inventory maintained with clinical research providers in the ordinary course of business) at any such new location is valued in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.12 Creation/Acquisition of Subsidiaries. In the event Credit Party or any of its Subsidiaries creates or acquires any Subsidiary (including, without limitation, pursuant to a Division), Credit Party shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co‑borrower hereunder or to guarantee the Obligations of Credit Party under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Credit Party (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created Subsidiary; provided, however, that solely in the circumstance in which a Credit Party or any Subsidiary creates a Foreign Subsidiary or acquires a Foreign Subsidiary approved by the Required Lenders, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) such Credit Party shall not be required to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in more than sixty‑five percent (65%) of the Shares of such Foreign Subsidiary, if Borrower demonstrates to the reasonable satisfaction of Collateral Agent that such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty‑five percent (65%) of the Shares would create a present and existing adverse tax consequence to a Credit Party under the U.S. Internal Revenue Code.

6.13 Further Assurances.

(a)
Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
(b)
Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Credit Party’s business or otherwise could reasonably be expected to have a Material Adverse Change.

6.14 ScalmiBio. Cause ScalmiBio to either dissolve or merge with and into another Credit Party no later than December 31, 2022.

7.
NEGATIVE COVENANTS

Credit Party shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) of cash and Cash Equivalents in connection with transactions not prohibited hereunder; (d) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (e) by or among Credit Parties; (f) between or among Subsidiaries that are not Credit Parties; (g) of assets (other than Intellectual Property) having a value of not more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year of Parent so long as no Event of Default has occurred and is continuing or could reasonably be expected to result therefrom; (h) permitted by Sections 7.3 and 7.7; and (i) of immaterial Intellectual Property (including by lapse or abandonment) that is no longer useful and no longer has any material value.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Credit Party and their Subsidiaries as of the Effective Date or reasonably related or incidental thereto; (b) liquidate or dissolve (other than ScalmiBio pursuant to Section 6.14) except that a Subsidiary that is not a Credit Party may liquidate or dissolve so long as its assets, if any, are transferred to a Credit Party; or (c) (i) any Key Person shall cease to be actively engaged in the management of Credit Party unless written notice thereof is provided to Collateral Agent within five (5) days of such change, (ii) consummate any transaction or series of related transactions in which the stockholders of Parent who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting stock of Parent immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Parent’s equity securities in a public offering, a private placement of public equity or to private equity investors so long as Parent identifies to Collateral Agent the private equity investors prior to the closing of the transaction), or (iii) Parent shall cease to be, directly or indirectly, the sole stockholder of ALX Ireland, ALX Malta and Borrower or any other Credit Party. Credit Party shall not, without at least ten (10) Business Days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (i) contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Credit Party or any of its Subsidiaries and (ii) are not Credit Party’s or its Subsidiaries’ chief executive office); (B) change its jurisdiction of organization or incorporation, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational or incorporation number (if any) assigned by its jurisdiction of organization or incorporation.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (including, without limitation, pursuant to a Division); provided that a Subsidiary may merge or consolidate into another Subsidiary so long as (a) such surviving Subsidiary is a “co‑Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder or with (or into) Borrower provided Borrower is the surviving legal entity, and (b) no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, permit any of its Subsidiaries to do so, except for Permitted Liens, or (b) permit any Collateral not to be subject to the first priority security interest granted herein (except that the Collateral may be subject to Permitted Liens), or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Credit Party, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Credit Party’s or such Subsidiary’s Intellectual Property, except (i) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein and (ii) with respect to the foregoing clause (c), for customary covenants with such restrictions in merger or acquisition agreements, provided that such covenants do not prohibit any Credit Party or any Subsidiary from granting a security interest in Credit Party’s or any such Subsidiary’s Intellectual Property in favor of Collateral Agent and provided further that the counterparties to such covenants are not permitted to receive a security interest in Credit Party’s or any Subsidiary’s Intellectual Property.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than (i) dividends payable solely in capital stock or (ii) dividends or distributions by any Subsidiary of a Credit Party to a Credit Party or by such Subsidiary to another Subsidiary) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than (i) repurchases by Parent pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year, (ii) Parent may make purchases or redemptions of capital stock in the ordinary course of business in connection with the exercise of stock options or similar equity-based compensation or the satisfaction of withholding tax obligations, in each case by way of cashless or “net” exercise by the holders of such stock options or similar equity-based compensation, (iii) Parent may pay cash in lieu of fractional shares of not more than One Hundred Thousand Dollars ($100,000.00) in the aggregate per fiscal year and (iv) Parent may enter into a customary stockholder rights plan and distribute rights thereunder so long as such plan could not reasonably be expected to adversely affect Lenders or Parent and a copy of such plan is provided to Lenders at least ten (10) Business Days prior to the adoption of such plan or (b) directly or indirectly make any Investment other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Credit Party or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Credit Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Credit Party or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, (b) Subordinated Debt or equity investments by Credit Party’s investors in Credit Party or its Subsidiaries, (c) transactions by or among Credit Parties, (d) transactions permitted by Sections 7.3 and 7.7 hereof, and (e) reasonable and customary indemnification arrangements and employee agreements, severance arrangements, compensation arrangements (including equity-based compensation and reasonable and customary fees paid to directors), in each case with current or former employees, officers or directors in the ordinary course of business and approved by the Parent’s board of directors (or a committee thereof).

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders, except as permitted by the subordination, intercreditor, or similar agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become required to register as an “investment company” or become a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so if the failure to comply or violation could reasonably be expected to have a Material Adverse Effect; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Credit Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11 Compliance with Anti‑Terrorism Laws. Collateral Agent hereby notifies Credit Party and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Credit Party and each of its Subsidiaries and their principals, which information includes the name and address of Credit Party and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti‑Terrorism Laws. Neither Credit Party nor any of its Subsidiaries shall, nor shall Credit Party or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Credit Party and each of its Subsidiaries shall immediately notify Collateral Agent if Credit Party or such Subsidiary has knowledge that Credit Party, or any Subsidiary or Affiliate of Credit Party, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Credit Party nor any of its Subsidiaries shall, nor shall Credit Party or any of its Subsidiaries, permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

7.12 ScalmiBio. Permit the aggregate amount of cash, Cash Equivalents and the value of other assets held or maintained by ScalmiBio to exceed Twenty-Five Thousand Dollars ($25,000.00) at any time or permit ScalmiBio to own, license, maintain or otherwise hold any Intellectual Property.

7.13 ALX Malta. Permit the aggregate amount of cash, Cash Equivalents and the value of other assets held or maintained by ALX Malta to exceed Twenty-Five Thousand Dollars ($25,000.00) at any time or permit ALX Malta to own, license, maintain or otherwise hold any Intellectual Property.

8.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a)
Credit Party or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or
(b)
Credit Party, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Credit Party be cured within such ten (10) Business Day period, and such default is likely to be cured within a reasonable time, then Credit Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to the covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of Credit Party or any of its Subsidiaries or of any entity under control of Credit Party or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Credit Party or any of its Subsidiaries maintains a Collateral Account in excess of Fifty Thousand Dollars ($50,000.00), or (ii) a notice of lien, levy, or assessment is filed against Credit Party or any of its Subsidiaries or their respective assets in excess of Fifty Thousand Dollars ($50,000.00) by any government agency, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; and
(b)
(i) any material portion of Credit Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Credit Party or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Credit Party is or becomes Insolvent, or Credit Party and its Subsidiaries, taken as a whole, are or become Insolvent; (b) Credit Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Credit Party or any of its Subsidiaries and not dismissed or stayed within forty‑five (45) days (but no Credit Extensions shall be made while Credit Party, or Credit Party and its Subsidiaries, taken as a whole, are Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Credit Party or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third‑party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Credit Party or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of fifteen (15) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8 Misrepresentations. Credit Party or any of its Subsidiaries or any Person acting for Credit Party or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Credit Party or any of its Subsidiaries and any creditor of Credit Party or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Guaranty. (a) Any Guaranty (other than the guaranty in this Agreement) terminates or ceases for any reason to be in full force and effect (other than in accordance with its terms); (b) any Guarantor (who is not a party to this Agreement) does not perform any obligation or covenant under any Guaranty provided by such Guarantor; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor who is not a party to this Agreement, or (d) except as permitted by Section 7.3, the liquidation, winding up, or termination of existence of any Guarantor who is not a party to this Agreement;

8.11 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

8.12 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien (the Collateral may also be subject to Permitted Liens).

8.13 Delisting. The shares of common stock of Parent are delisted from NASDAQ Global Select Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized exchange or market in the United States having listing standards at least as restrictive as NASDAQ Global Select Market.

9.
RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a)
Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)
Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)
foreclose upon and/or sell or otherwise liquidate, the Collateral;
(ii)
apply to the Obligations any (a) balances and deposits of Credit Party that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Credit Party; and/or
(iii)
commence and prosecute an Insolvency Proceeding or consent to Credit Party commencing any Insolvency Proceeding.
(c)
Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)
settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Credit Party money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
(ii)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Credit Party shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Credit Party grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
(iii)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, Credit Party’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Credit Party’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;
(iv)
place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)
demand and receive possession of Credit Party’s Books;
(vi)
appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Credit Party or any of its Subsidiaries;
(vii)
subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);
(viii)
for any Letters of Credit, demand that Credit Party (i) deposit cash with Bank in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the

Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Credit Party shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and
(ix)
terminate any FX Contracts.

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Credit Party or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2 Power of Attorney. Credit Party hereby irrevocably appoints Collateral Agent as its lawful attorney‑in‑fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Credit Party’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Credit Party’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Credit Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Credit Party hereby appoints Collateral Agent as its lawful attorney‑in‑fact to sign Credit Party’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as Credit Party’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Credit Party or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Credit Party or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Credit Party with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Credit Party or any of its Subsidiaries of all or any part of the Obligations, and, as between Credit Party on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’

Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Credit Party owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Credit Party or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Credit Party. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Credit Party bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Credit Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Credit Party waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Credit Party or any Subsidiary is liable.

10.
NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile or electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Credit Party may change its mailing address, facsimile number, or email address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Credit Party:	c/o ALX ONCOLOGY HOLDINGS INC. [***] [***] Attn: [***] Email: [***]

with a copy (which shall not constitute notice) to:	WILSON SONSINI GOODRICH & ROSATI, P.C. [***] [***] Attn: [***] Email: [***]

If to Collateral Agent:	OXFORD FINANCE LLC [***] [***] [***] Attention: Legal Department Fax: [***] Email: [***]
with a copy to:	OXFORD FINANCE CREDIT FUND II LP c/o Oxford Finance Advisors, LLC, its manager [***] [***] [***] Attention: Legal Department Fax: [***] Email: [***]
with a copy to:	SILICON VALLEY BANK [***] [***] Attn: [***] Email: [***]

with a copy (which shall not constitute notice) to:	DLA PIPER LLP (US) [***] [***] Attention: [***] Fax: [***] Email: [***]

11.
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Credit Party, Collateral Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Collateral Agent or any Lender. Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Credit Party at the address set forth in, or subsequently provided by Credit Party in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Credit Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CREDIT PARTY, COLLATERAL AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self‑help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.
GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Credit Party may not transfer, pledge, charge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6). The Lenders have the right, without the consent of or notice to Credit Party, to sell, transfer, assign, pledge, charge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Credit

Party and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (a) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (b) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Credit Party’s consent, to any Person which is an Affiliate or Subsidiary of Credit Party, a direct competitor of Credit Party or a vulture hedge fund, each as determined by Collateral Agent. Collateral Agent, acting as a non-fiduciary agent of Borrower (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of the documentation for each Lender Transfer delivered to it, and (b) a register for recordation of the names, addresses, Term Loan Commitments of and Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrower, Collateral Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The register shall be available for inspection by Borrower or any Lender, from time to time upon reasonable notice. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register in which it enters the participant’s name, address and interest in Term Loan Commitments and Obligations (the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such Participant Register, except to the extent necessary to establish that a participant’s interest is in registered form under the U.S. Internal Revenue Code and Section 5f.103-1(c) of the U.S. Treasury Regulations. Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility for maintaining a Participant Register.

12.2 Indemnification. Credit Party agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Credit Party (including reasonable and documented attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Credit Party hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Credit Party, and the reasonable and documented out-of-pocket expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.2 shall not apply with respect to taxes, other than taxes that represent claims, damages, losses or liability arising from any non-tax claim.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent and Lenders provide Borrower with written notice of such correction and allow Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Borrower, Collateral Agent and the requisite Lenders in accordance with Section 12.6 hereof.

12.6 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Credit Party or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Credit Party, Collateral Agent and the Required Lenders provided that:

(i)
no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
(ii)
no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;
(iii)
no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Credit Party to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Credit Party of any of its rights and obligations under any Loan Document or release Credit Party of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;
(iv)
the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.
(b)
Other than as expressly provided for in Section 12.6(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Credit Party.
(c)
This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Credit Party in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Credit Party in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of Credit Party, the Lenders and Collateral Agent shall exercise at least the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, including this Section 12.9, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10 Public Announcement. Notwithstanding anything else herein to the contrary, at any time after Parent has publicly disclosed this Agreement, Credit Party hereby agrees that Collateral Agent and each Lender may, in reasonable consultation with Parent, make a public announcement of the transactions contemplated by this Agreement, and may publicize the same on its company website, in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Credit Party’s name, tradenames, logos, and any information related to the transactions to the extent such information is not confidential.

12.11 Right of Set Off. Credit Party hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Credit Party even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF CREDIT PARTY ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.12 Silicon Valley Bank as Agent. Collateral Agent hereby appoints Silicon Valley Bank (“SVB”) as its agent (and SVB hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control, including without limitation, all deposit accounts maintained at SVB.

12.13 Cooperation of Credit Party. If necessary, Credit Party agrees to (i) execute any documents (including new Secured Promissory Notes in the case of Borrower) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) at reasonable times and upon reasonable prior notice (unless an Event of Default has occurred and is continuing), make Credit Party’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than once every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Credit Party as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Credit Party authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Credit Party and its financial affairs which has been delivered to such Lender by or on behalf of Credit Party pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Credit Party in connection with such Lender’s credit evaluation of Credit Party prior to entering into this Agreement.

12.14 Borrower Liability. Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non‑judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

13.
GUARANTY

13.1 Guaranty. Guarantor hereby guarantees to each Lender and Collateral Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal (collectively, the “Guaranteed Obligations”).

Subject the last sentence of this Section 13.1 below, Guarantor agrees, in furtherance of the foregoing and not in limitation of any other right which Collateral Agent or any Lender may have at law or in equity against Guarantor by virtue hereof, that upon the failure of any Guaranteed Obligations to be paid when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantor will, upon demand pay, or cause to be paid, in cash, to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the United States Bankruptcy Code (or any other bankruptcy or insolvency law of any relevant jurisdiction), would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Collateral Agent and Lenders as aforesaid.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the Guaranteed Obligations of Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the United States Bankruptcy Code (or any other bankruptcy or insolvency law of any relevant jurisdiction), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

13.2 Obligations Unconditional. The Guaranteed Obligations of Guarantor under Section 13.1 are joint and several and absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.2 that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Guarantor agrees that Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Section 13 until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor, which shall remain joint and several and absolute and unconditional as described above:

(a)
at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)
any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;
(c)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)
any Lien granted to, or in favor of, Collateral Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected;
(e)
any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of Guarantor) or shall be subordinated to the claims of any Person (including any creditor of Guarantor); or
(f)
any other action or inaction shall occur that might constitute a surety defense (other than payment in full of the Obligations).

13.3 Reinstatement. The Guaranteed Obligations of Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Insolvency Proceedings or otherwise, and Guarantor agrees that it will indemnify Collateral Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Collateral Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.4 Waivers. Guarantor hereby waives, to the fullest extent permitted by law, for the benefit of Collateral Agent and Lenders: (a) any right to require Collateral Agent or any Lender, as a condition of payment or performance by Guarantor, to (i) proceed against Borrower, any other guarantor (including Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Collateral Agent or any Lender in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Collateral Agent and Lenders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any law, rule, regulation, or order of any jurisdiction affecting any term of the Guaranteed Obligations; (d) any defense based upon Collateral Agent's or any Lender's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Collateral Agent and Lenders protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under any Loan Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 13.2 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Obligations). Guarantor agrees that Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation to the extent permitted by Section 13.2.

13.5 Remedies. Guarantor agrees that, to the fullest extent permitted by law, as between Guarantor, on the one hand, and Collateral Agent and Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8 as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantor for purposes of Section 13.1. Guarantor acknowledges and agrees that its Guaranteed Obligations hereunder are secured in accordance with the terms of the Loan Documents and that Collateral Agent and Lenders may exercise their remedies thereunder in accordance with the terms thereof.

13.6 Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 13 is an absolute and unconditional guaranty of payment and not of collection, is a continuing and irrevocable guarantee, and shall apply to all Obligations whenever arising.

13.7 Subordination of Other Obligations. Any Indebtedness (including any right of subrogation or contribution) of Borrower or Guarantor now or hereafter owing to any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the benefit of Lenders and shall forthwith be paid over to each Lender in accordance with its respective Pro Rata Share to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

14.
DEFINITIONS

14.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Credit Party.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Term B Loan Commitment Amount” is defined in Section 2.2(a)(i) hereof.

“Additional Term C Loan Commitment Amount” is defined in Section 2.2(a)(i) hereof.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Alexandria Real Estate” means ARE-SAN FRANCISCO NO. 18, LLC, a Delaware limited liability company.

“ALX Ireland” is ALX Oncology Limited, a private company limited by shares incorporated under the laws of Ireland with company registration number 58988 and a wholly-owned Subsidiary of Parent.

“ALX Malta” is Alexo International Holdings Limited, a limited liability private exempt company formed under the laws of Malta and a wholly-owned Subsidiary of ALX Ireland.

“Amortization Date” is, December 1, 2025; provided, however, if the Term B Loans or the Term C Loans are funded, then the Amortization Date with respect to all Term Loans shall be extended to December 1, 2026.

“Annual Projections” is defined in Section 6.2(a).

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Approved Lender” is defined in Section 12.1.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Credit Party or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank” is defined in the preamble hereof.

“Basic Rate” is with respect to each Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to (a) the greater of (i) the 1-Month CME Term SOFR on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) two and thirty three hundredths of one percent (2.33%), plus (b) six and one quarter of one percent (6.25%). Notwithstanding the foregoing, (i) in no event shall the Basic Rate for any Term Loan be less than eight and fifty-eight hundredths of one percent (8.58%), (ii) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment, and (iii) the Basic Rate for the Term A Loan for the period from the Effective Date through and including October 31, 2022 shall be 9.29205%. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the 1-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;
(b)
a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under section 351(a) of the United States Public Health Service Act for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, copies of federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent to the extent required by this Agreement, (d) money market accounts at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction with respect to, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction with respect to, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long‑term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Cayman Loan Documents” means (i) the share mortgage dated the Effective Date made by ALX Malta in favor of Collateral Agent over the Shares in Alexo Therapeutics International and (ii) the share mortgage dated the Effective Date made by Alexo Therapeutics International in favor of the Collateral Agent over the Shares in Sirpant Therapeutics.

“Claims” are defined in Section 12.2.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of

California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Credit Party described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices and not for speculative or investment purposes (any such agreement or arrangement, a “Hedging Agreement”); but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which Credit Party maintains a Securities Account or a Commodity Account, Credit Party and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit hereunder.

“Credit Party” is any Borrower or any Guarantor.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account of ALX Oncology Inc., account number ending in -3440, maintained with Silicon Valley Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit B‑1.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then‑prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Accounts” is defined in Section 6.6(b).

“Facility Fee” is defined in Section 2.5(a).

“FDA” is the U.S. Food and Drug Administration or any successor thereto.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is six percent (6.00%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized or incorporated under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Credit Party and Bank under which Credit Party commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Good Faith Deposit” is defined in Section 2.5(e).

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent, including any Person that is a party to this Agreement as a Guarantor.

“Guaranty” is any guarantee of all or any part of the Obligations.

“Hedging Agreement” is defined in in the definition of “Contingent Obligation”.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law of any relevant jurisdiction (including, without limitation, Part V of the Companies Act (as revised) of the Cayman Islands, the Companies Winding Up Rules 2018 of the Cayman Islands, the Insolvency Practitioner's Regulations, 2018 of the Cayman Islands and Foreign Bankruptcy Proceedings (International Co-Operation) Rules 2018 of the Cayman Islands), including assignments for the benefit of creditors, compositions, liquidation, winding up, examinership, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Credit Party’s or any Subsidiary’s right, title and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to Credit Party;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” by a Person is any beneficial ownership interest in any other Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any other Person.

“Irish Debenture” means the debenture between ALX Ireland as charger and the Collateral Agent dated as of the Effective Date.

“Irish Loan Documents” mean (i) the Irish Share Charge, (ii) the Irish Guaranty and (iii) the Irish Debenture.

“Irish Guaranty” means a guaranty between ALX Ireland and the Collateral Agent dated as of the Effective Date.

“Irish Share Charge” means a share charge between the Parent and the Collateral Agent dated as of the Effective Date.

“Key Person” is each of Parent’s (i) Chief Executive Officer, who is Jaume Pons, PhD as of the Effective Date, (ii) Chief Financial Officer, who is Peter Garcia as of the Effective Date and (iii) Chief Medical Officer, who is Sophia Randolph, MD, PhD as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders and/or any Receiver in connection with the Loan Documents.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Credit Party based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the US Pledge Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, each Guaranty, each Cayman Loan Document, each Irish Loan Document, any subordination agreements, any note, or notes or guaranties executed by Credit Party or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Payment/Advance Request Form” is that certain form attached hereto as Exhibit B‑2.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Credit Party or of Credit Party and its Subsidiaries taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, October 1, 2027.

“Obligations” are all of Credit Party’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Credit Party owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Credit Party assigned to the Lenders and/or Collateral Agent, and the performance of Credit Party’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by a Responsible Officer of such Person, the registered office of such Person (in the case of any Person incorporated in the

Cayman Islands), or the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization or incorporation on a date that is no earlier than thirty (30) days prior to the Effective Date (or other applicable date of determination), and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is an exempted company, its certificate of incorporation and memorandum and articles of association and (d) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Parent” means ALX Oncology Holdings Inc., a Delaware corporation.

“Participant Register” is defined in Section 12.1.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on December 1, 2022.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)
Credit Party’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(b)
Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);
(c)
Subordinated Debt;
(d)
unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)
Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Credit Party or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) at the time incurred, the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(f)
(i) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Credit Party’s business and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument in the ordinary course of business; and
(g)
(i) intercompany Indebtedness between or among Credit Parties, (ii) Indebtedness between any Subsidiary that is not a Credit Party and any other Subsidiary that is not a Credit Party, and (iii) Indebtedness of any Subsidiary that is not a Credit Party owing to a Credit Party provided that the aggregate outstanding amount of Indebtedness of all Subsidiaries pursuant to this clause (iii) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time;
(h)
Indebtedness in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations, in each case in the ordinary course of business and not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time;
(i)
Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business and not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate at any time;

(j)
Indebtedness in respect of any cash management services, corporate credit cards, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time;
(k)
Indebtedness under Hedging Arrangements not for speculative purposes not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any time;
(l)
unsecured intercompany Indebtedness with respect to cost plus or transfer pricing arrangements for the purchase of goods and services in the ordinary course of business;
(m)
other unsecured Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time; and
(n)
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (m) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Credit Party, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)
Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;
(b)
(i) Investments consisting of cash and Cash Equivalents held in Collateral Accounts of Credit Parties that are maintained in accordance with Section 6.6 of this Agreement, and (ii) any other Investments permitted by Parent’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)
Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Credit Party;
(d)
Investments consisting of Collateral Accounts in which Collateral Agent has a perfected security interest to the extent required by Section 6.6;
(e)
Investments in connection with Transfers permitted by Section 7.1;
(f)
Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;
(g)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Credit Party in any Subsidiary;
(i)
non-cash Investments in joint ventures or strategic alliances in the ordinary course of Credit Party’s business consisting of the non‑exclusive licensing of technology, the development of technology or the providing of technical support;

(j)
without duplication of Permitted Investments permitted by clause (g) of the definition of Permitted Indebtedness, (i) Investments by a Credit Party in another Credit Party, (ii) Investments by a Subsidiary that is not a Credit Party in another Subsidiary that is not a Credit Party and (iii) Investments by a Credit Party in any Subsidiary that is not a Credit Party provided that the aggregate amount of Investments by Credit Parties in Subsidiaries that are not Credit Parties pursuant to this clause (iii) shall not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year;
(k)
to the extent constituting Investments, intercompany receivables with respect to cost plus or transfer pricing arrangements for the purchase of goods and services in the ordinary course of business permitted by clause (l) of the definition of Permitted Indebtedness;
(l)
to the extent constituting Investments, Hedging Arrangements permitted by clause (k) of the definition of Permitted Indebtedness; and
(m)
other Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non‑exclusive and exclusive licenses for the use of the Intellectual Property of Credit Party or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Credit Party or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Credit Party delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Credit Party or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement and (C) the licenses disclosed in the Perfection Certificate delivered on the Effective Date.

“Permitted Liens” are:

(a)
Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;
(b)
Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Credit Party maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c)
Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Credit Party other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)
Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)
Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)
Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase;
(g)
leases or subleases of real property granted in the ordinary course of Credit Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Credit Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;
(h)
banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Credit Party’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;
(i)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(j)
Liens consisting of Permitted Licenses;
(k)
pledges or deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business ; provided, however, that the aggregate amount of such deposits does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time;
(l)
easements, zoning restrictions, rights of way, restrictions, minor defects, irregularities in title, and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(m)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)
deposits as security for contested taxes or contested import or customs duties; and
(o)
Liens on cash collateral to secure letters of credit permitted under clause (i) of the definition of Permitted Indebtedness.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, exempted company, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)
for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)
for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of such Term Loan prepaid;
(iii)
for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan through and including the third anniversary of the Funding Date of such Term Loan, one percent (1.00%) of the principal amount of such Term Loan prepaid; and
(iv)
for a prepayment made after the third anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, no Prepayment Fee shall be applicable.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Receiver” means, with respect to any Irish Loan Document, any receiver or a receiver and manager or administrative receiver appointed thereunder.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Credit Party acting alone.

“ScalmiBio” means ScalmiBio, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Credit Party or Credit Party’s Subsidiary, in any Subsidiary; provided that, in the event Borrower demonstrates to Collateral Agent’s reasonable satisfaction, that a pledge of more than sixty-five percent (65%) of the Shares of such Subsidiary which is a Foreign Subsidiary, creates a present and existing adverse tax consequence to a Credit Party under the U.S. Internal Revenue Code, “Shares” shall mean sixty‑five percent (65%)

of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness incurred by Credit Party or any of its Subsidiaries subordinated to all Indebtedness of Credit Party and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Credit Party, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Tax Certificate” is defined in Section 2.6 hereof.

“Term A Draw Period” is the period commencing on the Effective Date and ending on the earlier of (i) December 31, 2023 and (ii) the occurrence of an Event of Default.

“Term B Draw Period” is the period commencing on the date of the occurrence of the Term B Milestone and ending on the earliest of (i) the date that is ninety (90) days after the occurrence of the Term B Milestone, (ii) December 31, 2024 and (iii) the occurrence of an Event of Default; provided, however, that the Term B Draw Period shall not commence if on the date of the occurrence of the Term B Milestone an Event of Default has occurred and is continuing.

“Term C Draw Period” is the period commencing on the date of the occurrence of the Term C Milestone and ending on the earliest of (i) the date that is ninety (90) days after the occurrence of the Term C Milestone, (ii) December 31, 2024 and (iii) the occurrence of an Event of Default; provided, however, that the Term C Draw Period shall not commence if on the date of the occurrence of the Term C Milestone an Event of Default has occurred and is continuing.

“Term B Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, that Borrower has both (a) received positive data for ASPEN-06 which is sufficient to advance ALX148 to a registrational trial in Gastric/Gastroesophageal Junction Cancer; and (b) received Investigational New Drug approval from the FDA for ALTA-002, Scalmi 1, or Scalmi 2 (for the sake of clarity, such Investigational New Drug approval may be used to satisfy the condition in clause (b) in the defined term “Term C Milestone”).

“Term C Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, that Borrower has both (a) received positive data for either of ASPEN-03 or ASPEN-04 which is sufficient to either (i) advance ALX148 to a registrational trial in Head And Neck Squamous Cell Carcinoma, or (ii) submit such study for a Biologics License Application; and (b) received Investigational New Drug approval from the FDA for ALTA-002, Scalmi 1, or Scalmi 2 (for the sake of clarity, such Investigational New Drug approval may be used to satisfy the condition in clause (b) in the defined term “Term B Milestone”).

“Term Loan” is defined in Section 2.2(a)(ii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term D Loan” is defined in Section 2.2(a)(iv) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“US Pledge Agreement” by ALX Ireland in favor of the Collateral Agent dated as of the date hereof with respect to the Shares of ALX Oncology Inc. and certain other Collateral.

“Withholding Tax Indemnity Amount” is defined in Section 2.6 hereof.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ALX ONCOLOGY INC.

By /s/ Jaume Pons
Name: Jaume Pons
Title: President and Chief Executive Officer

EXECUTED as a DEED by ALEXO THERAPEUTICS INTERNATIONAL

By /s/ Jaume Pons
Name: Jaume Pons
Title: Director

EXECUTED as a DEED by SIRPANT THERAPEUTICS

By /s/ Jaume Pons
Name: Jaume Pons
Title: Director

GUARANTOR: ALX ONCOLOGY HOLDINGS INC. By /s/ Jaume Pons
Name: Jaume Pons
Title: President and Chief Executive Officer

[Signature Page to Loan and Security Agreement]

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:
OXFORD FINANCE CREDIT FUND II LP By: Oxford Finance Advisors, LLC, its manager By /s/ Colette H. Featherly Name: Colette H. Featherly Its: Senior Vice President LENDER:
SILICON VALLEY BANK

By /s/ Peter Sletteland
Name: Peter Sletteland
Title: Director

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments**

	Term A Funded Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$3,500,000	35.00%
OXFORD FINANCE CREDIT FUND II LP	$1,500,00	15.00%
SILICON VALLEY BANK	$5,000,000	50.00%
TOTAL	$10,000,000	100.00%

	Term A Unfunded Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000	50.00%
SILICON VALLEY BANK	$20,000,000	50.00%
TOTAL	$40,000,000	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$6,250,000	50.00%
SILICON VALLEY BANK	$6,250,000	50.00%
TOTAL	$12,500,000	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$6,250,000	50.00%
SILICON VALLEY BANK	$6,250,000	50.00%
TOTAL	$12,500,000	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$37,500,000	50.00%
SILICON VALLEY BANK	$37,500,000	50.00%
TOTAL	$75,000,000	100.00%

** If the Term A Draw Period terminates on December 31, 2023 pursuant to clause (i) of the definition of “Term A Draw Period”, (a) the Additional Term B Loan Commitment Amount shall be added to the Term B Loan Commitment effective as of January 1, 2024 and pro rata in accordance with the Commitment Percentage for the Term B Loans and (b) the Additional Term C Loan Commitment Amount shall be added to the Term C Loan Commitment effective as of January 1, 2024 and pro rata in accordance with the Commitment Percentage for the Term C Loans.

EXHIBIT A

Description of Collateral

The Collateral consists of all of Credit Party’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Credit Party’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property, (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than 65% of the Shares of such Subsidiary creates a present and existing adverse tax consequence to a Credit Party under the U.S. Internal Revenue Code, (iii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”, (iv) any Excluded Account or (v) Equipment that is subject to a Lien that is otherwise permitted pursuant to subsection (c) of the definition of “Permitted Liens” if the holder of such Lien has expressly prohibited Credit Party in writing from granting Liens on such property in favor of third parties; provided that immediately upon the ineffectiveness, lapse, or termination of any such provision, the term “Collateral” shall include, and Credit Party shall be deemed to have granted a security interest in, all of its rights, title and interests in and to such property as if such provision had never been in effect.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Credit Party has agreed not to encumber any of its Intellectual Property.